Exhibit 99.1

For Immediate Release
August 6, 2019

TCG BDC, Inc. Announces Second Quarter 2019 Financial Results and Declares Third Quarter 2019 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its second quarter ended June 30, 2019.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	June 30, 2019	March 31, 2019
Total investments, at fair value	$2,075,614	$2,155,209
Total assets	2,172,756	2,214,279
Total debt	1,095,563	1,107,064
Total net assets	$1,026,592	$1,060,187
Net assets per share	$17.06	$17.30

	For the three month periods ended
	June 30, 2019	March 31, 2019
Total investment income	$56,867	$55,187
Net investment income (loss)	27,971	27,562
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(18,214)	6,164
Net increase (decrease) in net assets resulting from operations	$9,757	$33,726

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.46	$0.45
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(0.29)	0.10
Net increase (decrease) in net assets resulting from operations	$0.16	$0.55
Weighted-average shares of common stock outstanding—Basic and Diluted	60,596,402	61,772,774
Regular dividends declared per common share	$0.37	$0.37
Special dividends declared per common share	$0.08	$—

Second Quarter 2019 Highlights
(dollar amounts in thousands, except per share data)

•	Net investment income for the three month period ended June 30, 2019 was $27,971, or $0.46 per share, as compared to $27,562, or $0.45 per share, for the three month period ended March 31, 2019;

•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended June 30, 2019 was $(18,214), or $(0.29) per share, as compared to $6,164, or $0.10 per share, for the three month period ended March 31, 2019;

•
Net increase in net assets resulting from operations for the three month period ended June 30, 2019 was $9,757, or $0.16 per share, as compared to $33,726, or $0.55 per share, for the three month period ended March 31, 2019;

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•	On June 17, 2019, our Board of Directors declared a special dividend of $0.08 per share, which was paid on July 17, 2019 to stockholders of record as of June 28, 2019;

•	During the three month period ended June 30, 2019, the Company repurchased and extinguished 1,089,559 shares for $16,258; and

•	On August 5, 2019, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on October 17, 2019 to stockholders of record as of September 30, 2019.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of June 30, 2019, the fair value of our investments was approximately $2,075,614, comprised of 135 investments in 106 portfolio companies/investment fund across 28 industries with 63 sponsors. This compares to the Company’s portfolio as of March 31, 2019, as of which date the fair value of our investments was approximately $2,155,209, comprised of 131 investments in 103 portfolio companies/investment fund across 29 industries with 59 sponsors.
As of June 30, 2019 and March 31, 2019, investments consisted of the following:

	June 30, 2019		March 31, 2019
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,442,698	69.51%	$1,462,000	67.84%
First Lien/Last Out Unitranche	209,201	10.08	201,301	9.34
Second Lien Debt	203,187	9.79	228,851	10.62
Equity Investments	29,142	1.40	28,466	1.32
Investment Fund	191,386	9.22	234,591	10.88
Total	$2,075,614	100.00%	$2,155,209	100.00%

The following table shows our investment activity for the three month period ended June 30, 2019:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$153,525	66.36%	$(176,210)	57.70%
First Lien/Last Out Unitranche	15,711	6.79	(1,629)	0.53
Second Lien Debt	35,839	15.49	(62,059)	20.32
Equity Investments	587	0.25	(1,500)	0.49
Investment Fund	25,699	11.11	(64,000)	20.96
Total	$231,361	100.00%	$(305,398)	100.00%

Overall, total investments at fair value decreased by (3.7)%, or $(79,595), during the three month period ended June 30, 2019 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund, LLC (“Credit Fund”), which is not consolidated with the Company, increased by 5.6%, or $69,906, during the three month period ended June 30, 2019 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of June 30, 2019, Credit Fund had total investments at fair value of $1,328,201, which comprised 98.4% of Credit Fund's first lien senior secured loans and 1.6% of second lien senior secured loans at fair value. As of June 30, 2019, approximately 1.6% of Credit Fund's debt investments bear interest at a fixed rate and approximately 98.4% of investments in the portfolio were floating rate debt investments, which primarily are subject to interest rate floors.

As of June 30, 2019, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 8.74% and 10.90%, respectively, with a total weighted average yield of 8.97%. The weighted average yields for our new first and second lien debt investments for the quarter on an amortized cost basis was 8.83%. The weighted average yields for our first and second lien debt investments that repaid during the quarter on an amortized cost basis was 10.77%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of June 30,

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2019. As of June 30, 2019, on a fair value basis, approximately 0.8% of our debt investments bear interest at a fixed rate and approximately 99.2% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.
As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of June 30, 2019 and March 31, 2019:

	June 30, 2019		March 31, 2019
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$49.7	2.68%	$70.8	3.74%
Internal Risk Rating 2	1,431.2	77.15	1,381.7	73.02
Internal Risk Rating 3	123.1	6.64	212.5	11.23
Internal Risk Rating 4	197.2	10.63	189.2	10.00
Internal Risk Rating 5	46.3	2.49	23.3	1.23
Internal Risk Rating 6	7.6	0.41	14.7	0.78
Total	$1,855.1	100.00%	$1,892.2	100.00%

As of June 30, 2019 and March 31, 2019, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended June 30, 2019 and March 31, 2019 was $56,867 and $55,187, respectively. This $1,680 net increase was primarily due to an increase in income recognized from the acceleration of OID and prepayment fees from prepayments from our investment portfolio and an increase in interest income, during the three month period ended June 30, 2019.

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Total expenses for the three month periods ended June 30, 2019 and March 31, 2019 were $28,896 and $27,625, respectively. This $1,271 net increase during the three month period ended June 30, 2019 was primarily attributable to an increase in interest expense as a result of an increase in average outstanding borrowings.

During the three month period ended June 30, 2019, the Company recorded a net realized loss and change in unrealized depreciation of $(18,214). This was primarily driven by changes in various inputs utilized under our valuation methodology, including, but not limited to, market spreads, leverage multiples and borrower ratings, and the impact of exits.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of June 30, 2019, the Company had cash and cash equivalents of $62,324, notes payable (before debt issuance costs) of $449,200, and secured borrowings outstanding of $649,397. As of June 30, 2019, the Company had $343,603 of remaining unfunded commitments and $206,888 available for additional borrowings under its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividend

On June 17, 2019, our Board of Directors declared a special dividend of $0.08 per share, which was paid on July 17, 2019 to stockholders of record as of June 28, 2019.

On August 5, 2019, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on October 17, 2019 to stockholders of record as of September 30, 2019.

Conference Call

The Company will host a conference call at 8:30 a.m. EDT on Wednesday, August 7, 2019 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	June 30, 2019	March 31, 2019
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,912,346 and $1,965,496, respectively)	$1,840,979	$1,899,537
Investments—non-controlled/affiliated, at fair value (amortized cost of $14,270 and $14,081, respectively)	20,925	21,081
Investments—controlled/affiliated, at fair value (amortized cost of $225,701 and $241,801, respectively)	213,710	234,591
Total investments, at fair value (amortized cost of $2,152,317 and $2,221,378, respectively)	2,075,614	2,155,209
Cash and cash equivalents	62,324	40,071
Receivable for investment sold	14,854	—
Deferred financing costs	4,869	4,069
Interest receivable from non-controlled/non-affiliated investments	8,289	7,658
Interest receivable from non-controlled/affiliated investments	11	8
Interest and dividend receivable from controlled/affiliated investments	6,652	7,256
Prepaid expenses and other assets	143	8
Total assets	$2,172,756	$2,214,279
LIABILITIES
Secured borrowings	$649,397	$660,959
Notes payable, net of unamortized debt issuance costs of $3,034 and $3,095, respectively	446,166	446,105
Payable for investments purchased	—	—
Due to Investment Adviser	228	169
Interest and credit facility fees payable	7,563	7,994
Dividend payable	27,082	22,681
Base management and incentive fees payable	13,846	13,531
Administrative service fees payable	128	139
Other accrued expenses and liabilities	1,754	2,514
Total liabilities	1,146,164	1,154,092

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 60,181,859 and 61,272,069 shares issued and outstanding at June 30, 2019 and March 31, 2019, respectively	602	613
Paid-in capital in excess of par value	1,144,000	1,160,258
Offering costs	(1,633)	(1,633)
Total distributable earnings (loss)	(116,377)	(99,051)
Total net assets	$1,026,592	$1,060,187
NET ASSETS PER SHARE	$17.06	$17.30

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	June 30, 2019	March 31, 2019
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$47,224	$45,242
Other income	2,266	2,028
Total investment income from non-controlled/non-affiliated investments	49,490	47,270
From non-controlled/affiliated investments:
Interest income	384	379
Total investment income from non-controlled/affiliated investments	384	379
From controlled/affiliated investments:
Interest income	3,243	3,538
Dividend income	3,750	4,000
Total investment income from controlled/affiliated investments	6,993	7,538
Total investment income	56,867	55,187
Expenses:
Base management fees	7,913	7,685
Incentive fees	5,933	5,846
Professional fees	600	745
Administrative service fees	165	216
Interest expense	13,032	11,991
Credit facility fees	671	568
Directors’ fees and expenses	88	93
Other general and administrative	434	421
Total expenses	28,836	27,565
Net investment income (loss) before taxes	28,031	27,622
Excise tax expense	60	60
Net investment income (loss)	27,971	27,562
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	1,410	899
Controlled/affiliated investments	(9,091)	—
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated	(14,204)	2,473
Non-controlled/affiliated	(345)	2,296
Controlled/affiliated	4,016	496
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(18,214)	6,164
Net increase (decrease) in net assets resulting from operations	$9,757	$33,726
Basic and diluted earnings per common share	$0.16	$0.55
Weighted-average shares of common stock outstanding—Basic and Diluted	60,596,402	61,772,774

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through June 30, 2019, TCG BDC has invested approximately $5.1 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Lindsey Lennon
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5038 lindsey.lennon@carlyle.com

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